UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 21, 2023

Endeavor Group Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40373	83-3340169
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9601 Wilshire Boulevard, 3rd Floor Beverly Hills, California	90210
(Address of principal executive offices)	(Zip Code)

(310) 285-9000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.00001 par value per share	EDR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 21, 2023, Endeavor Group Holdings, Inc. and its subsidiary, Endeavor Operating Company, LLC (the “Employer”) entered into Amendment No. 1 (the “Amendment”) to Term Employment Agreement, dated as of April 19, 2021 (the “Employment Agreement”), with Seth Krauss, one of the Company’s named executive officers. The Amendment, which is to be effective as of January 1, 2024 (the “Effective Date”), (i) extends the term of Mr. Krauss’ employment by an additional twelve months by providing for a term of employment beginning on the Effective Date and, subject to earlier termination in accordance with the agreement, ending on December 31, 2024 and (ii) reflects a change in his title and duties from the Chief Legal Officer of the Employer to the Chief Administrative Officer and Senior Counsel to the Board of Directors and Senior Management of the Employer.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the text of the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Amendment No. 1, dated as of December 21, 2023, to Term Employment Agreement, by and among Endeavor Group Holdings, Inc., Endeavor Operating Company, LLC and Seth Krauss, dated as of April 19, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENDEAVOR GROUP HOLDINGS, INC.

By:	/s/ Jason Lublin
Name:	Jason Lublin
Title:	Chief Financial Officer

Date: December 22, 2023